Exhibit 23.2

Chisholm, Bierwolf & Nilson, LLC

Certified Public Accountants

533 West 2600 South, Suite 250

Bountiful, Utah 84010

(801) 292-8756 Telephone (801) 292-8809 Fax

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference, in the Registration Statement of US Wireless Online, Inc., on Form S-8, of our report dated February 4, 2004, relating to the financial statements of US Wireless Online, inc., as of December 31, 2003, and for the year ended December 31, 2003; and the reference to our firm in the Registration Statement under the caption “Experts” or elsewhere.

/s/Chisolm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC

Bountiful, Utah

September 28, 2004

Members, AICPA - UACPA - PCAOB